As filed with the Securities and Exchange Commission on March 25, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

EXACT Sciences Corporation

(Exact Name of Registrant as specified in its charter)

Delaware	02-0478229
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 Campus Drive

Marlborough, MA 01752

(508) 683-1200

(Address of Principal Executive Offices) (Zip Code)

2000 Stock Option and Incentive Plan

2000 Employee Stock Purchase Plan

(Full title of the plan)

Don M. Hardison

Chief Executive Officer and President

EXACT Sciences Corporation

100 Campus Drive

Marlborough, MA 01752

(Name and Address of Agent for Service of Process)

(508) 683-1200

(Telephone Number, Including Area Code, of Agent For Service)

Copy to:

William J. Schnoor, Esq.

Goodwin Procter LLP
Exchange Place
Boston MA 02109

(617) 570-1020

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)

2000 Stock Option and Incentive Plan Common Stock (par value $.01 per share)	2,744,000	$4.03	$11,058,320	$1,302

2000 Employee Stock Purchase Plan Common Stock (par value $.01 per share)	341,940	$4.03	$1,378,018	$163

Total	3,085,940	$4.03	$12,436,338	$1,465

(1)  In addition, pursuant to Rule 416(a), this Registration Statement also covers such indeterminate number of additional shares of Common Stock as is necessary to eliminate any dilutive effect of any future stock split, stock dividend or similar transaction.

(2)  The price of $4.03 per share, which is the average of the high and low price of the Common Stock of the Registrant as reported on the Nasdaq National Market on March 18, 2005, is set forth solely for purposes of calculating the filing fee pursuant to Rules 457(c) and (h) of the Securities Act and has been used as these shares are without a fixed exercise price.

(3)  Calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended.

This Registration Statement registers additional securities of the same class as other securities for which registration statement filed on Form S-8 (SEC File No. 333-54618) of the Registrant is effective.  The information contained in the Registrant’s registration statement on Form S-8 (SEC File No. 333-54618) is hereby incorporated by reference pursuant to General Instruction E.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit No.	Description of Exhibit

5.1	Opinion of Goodwin Procter LLP (filed herewith)

23.1	Consent of Ernst & Young LLP (filed herewith)

23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included as part of the signature page of this Registration Statement)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marlborough, in the Commonwealth of Massachusetts, on this 25th day of March, 2005.

EXACT SCIENCES CORPORATION

By:	/s/ Don M. Hardison
Don M. Hardison
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of EXACT Sciences Corporation, hereby severally constitute and appoint Don M. Hardison and Harry W. Wilcox, III, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us and in our names in the capacities indicated below, any amendments to this Registration Statement and any related subsequent registration statement pursuant to Rule 462(b) of the Securities Act of 1933 and generally to do all things in our names and on our behalf in such capacities to enable EXACT Sciences Corporation to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the registrant in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Stanley N. Lapidus	Chairman of the Board and Director	March 25, 2005
Stanley N. Lapidus

/s/ Don M. Hardison	President, Chief Executive Officer and Director	March 25, 2005
Don M. Hardison	(Principal Executive Officer)

/s/ Harry W. Wilcox, III	Senior Vice President, Chief Financial Officer and	March 25, 2005
Harry W. Wilcox, III	Treasurer (Principal Financial Officer)

/s/ Charles R. Carelli, Jr.	Corporate Controller (Principal Accounting Officer)	March 25, 2005
Charles R. Carelli, Jr.

/s/ Sally W. Crawford	Director	March 25, 2005
Sally W. Crawford

/s/ Edwin M. Kania, Jr.	Director	March 25, 2005
Edwin M. Kania, Jr.

/s/ Connie Mack, III	Director	March 25, 2005
Connie Mack, III

/s/ Lance Willsey	Director	March 25, 2005
Lance Willsey

/s/ Richard Barker	Director	March 25, 2005
Richard Barker

/s/ Patrick J. Zenner	Director	March 25, 2005
Patrick J. Zenner

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

5.1	Opinion of Goodwin Procter LLP (filed herewith)

23.1	Consent of Ernst & Young LLP (filed herewith)

23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included as part of the signature page of this Registration Statement)